Exhibit 10.7
AMENDMENT TO
SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
     THIS AMENDMENT TO THE SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the “Amendment”) is entered into as of January 11, 2008 (the “Effective Date”) by Hines US Core Office Capital LLC, a Delaware limited liability company (the “Managing General Partner”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Seventh Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., a Delaware limited partnership (the “Partnership”), entered into by the Partners as of September 1, 2006 (the “Partnership Agreement”).
     WHEREAS, Section 2.2 of the Partnership Agreement grants the Managing General Partner the power and authority, upon notice to the other Partners which has already been provided, to change the name of the Partnership and to enter into any amendment to the Partnership Agreement as shall be necessary or desirable to effect such name change; and
     WHEREAS, the Managing General Partner has executed, delivered and filed a Certificate of Amendment to the Certificate of Limited Partnership of the Partnership which changed the name of the Partnership from “Hines-Sumisei U.S. Core Office Fund, L.P.” to “Hines US Core Office Fund LP” and it desires to amend the Partnership Agreement as provided below in order to reflect the new name of the Partnership.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Amendment to Section 2.2. The first sentence of Section 2.2 of the Partnership Agreement is hereby amended by deleting said first sentence in its entirety and replacing it with the following in lieu thereof so that, as amended, the first sentence of Section 2.2 of the
Partnership Agreement shall now read in its entirety as follows:
     “The name of the Partnership shall be “Hines US Core Office Fund LP”.”
     2. Continuance of the Partnership; References in Partnership Agreement. The Partnership Agreement, as amended by this Amendment, remains in full force and effect. From and after the Effective Date, unless the context otherwise requires, each reference “hereof,” “hereunder,” “herein” and “hereby,” and each reference to “this Agreement” and any other reference of like import in the Partnership Agreement shall be deemed to refer to the Partnership Agreement as amended by this Amendment.
     3. Entire Agreement. Together with the Partnership Agreement, this Amendment contains the entire understanding of the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.
     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of, the State of Delaware (without regard to principles of conflicts of laws).
     5. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this Amendment.
     6. Additional Documents. Each party hereto agrees to execute any and all documents, and to perform such other acts, which may be necessary or expedient to further the purposes of this Amendment.
[the next page is the execution page]

     IN WITNESS WHEREOF, the Partners have executed this Amendment as of the date first written above.
MANAGING GENERAL PARTNER:
HINES US CORE OFFICE CAPITAL LLC
(for itself and as attorney-in fact for the Partners pursuant to Section 13.2)
By: Hines Interests Limited Partnership

By:	Hines Holdings, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen
Senior Vice President

NON-MANAGING GENERAL PARTNER:

HINES REIT PROPERTIES, L.P.
By: Hines Real Estate Investment Trust, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen, President